UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 23, 2012

Endeavour International Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

Nevada	001-32212	88-0448389
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

811 Main Street, Suite 2100, Houston, Texas		77002
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(713) 307-8700

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01	Entry into a Material Definitive Agreement.

Reimbursement Agreement

On May 23, 2012, Endeavour International Corporation (the “Company”) and its wholly-owned subsidiary, Endeavour Energy UK Limited (“Endeavour UK”), entered into a reimbursement agreement (the “Reimbursement Agreement”) with Yellow Rock S.a.r.l. (the “Pledgor”), an unaffiliated third party entity in which the Company has no interest or control. The Reimbursement Agreement was entered into in connection with the Pledgor’s entry into a credit support arrangement with Nordea Bank Norge ASA (the “LC Provider”), pursuant to which the Pledgor pledged cash, contributed by certain investors (the “Investors”), including affiliates of Smedvig QIF plc, a significant stockholder of the Company, to secure letters of credit issued by the LC Provider for Endeavour UK’s account in the amount of £20.6 million (approximately $32.3 million as of May 23, 2012). Concurrent with the issuance of the letters of credit, the restrictions on £20.6 million of the Company’s restricted cash were removed and the cash was returned to the Company for general corporate purposes. The letters of credit secure decommissioning obligations in connection with certain of Endeavour UK’s United Kingdom Continental Shelf Petroleum Production Licences and have been outstanding and unchanged since 2006.

Under the Reimbursement Agreement, Endeavour UK agrees to reimburse the Pledgor in the event that the letters of credit are drawn and the pledged cash must be paid to the LC Provider. The Reimbursement Agreement also provides that Endeavour UK must pay a fee computed at a rate of 11.5% per year on the outstanding amount of each letter of credit (capitalized quarterly and payable upon release of the letters of credit), along with an initial fee equal to 2% on the initial outstanding amount of each letter of credit. If Endeavour UK has not obtained replacement letters of credit before May 22, 2013 (the expiration date of the letters of credit), then it must reimburse Pledgor for all amounts owed to the LC Provider at such time, along with a fee equal to 1% of the outstanding letters of credit. The Reimbursement Agreement contains customary representations, warranties and non-financial covenants. The Company unconditionally guarantees Endeavour UK’s obligations under the Reimbursement Agreement.

The foregoing is qualified in its entirety by reference to the Reimbursement Agreement, which is filed as Exhibit 10.1 to this Current Report on Form 8-K and incorporated herein by reference.

Warrant Agreements

In connection with the Reimbursement Agreement, on May 23, 2012, the Company entered into a Warrant Agreement to Purchase Common Stock with each of the Investors (collectively, the “Warrant Agreements”). The terms of all of the Warrant Agreements are substantially identical. Pursuant to Warrant Agreements, the Company issued the Investors warrants (the “Warrants”) to purchase a total of 2,000,000 shares of the Company’s common stock at an exercise price of $10.50 per share (the “Exercise Price”). The Warrants expire on January 24, 2016 (the “Expiration Date”) and are subject to customary anti-dilution provisions The Company has also agreed to provide the Investors with customary resale registration rights as soon as reasonably practicable.

The Warrant Agreements include a cashless exercise provision entitling each Investor to surrender a portion of the underlying common stock that has a value equal to the aggregate exercise price in lieu of paying cash upon exercise of a Warrant. In addition, any in-the-money Warrants still outstanding at the Expiration Date are subject to an automatic cashless exercise.

The above-referenced issuances were not registered under the Securities Act of 1933, as amended (the “Securities Act”) and qualified for exemption under Section 4(2) and Regulation S of the Securities, because the issuance of securities by the Company did not involve a public offering and the issuance was an “offshore transaction” (as defined in Regulation S).

The foregoing is qualified in its entirety by reference to the Warrant Agreements, the form of which is filed as Exhibit 10.2 to this Current Report on Form 8-K and incorporated herein by reference.

Item 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated by reference into this Item 2.03.

Item 3.02	Unregistered Sales of Equity Securities.

The information set forth in Item 1.01 above is incorporated by reference into this Item 3.02.

Item 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit Number	Description
4.1	Form of Warrant (included as Exhibit A to Exhibit 10.2 hereto).
10.1	Reimbursement Agreement, dated May 23, 2012, among Endeavour International Corporation, Endeavour Energy UK Limited and Yellow Rock S.a.r.l.
10.2	Form of Warrant Agreement to Purchase Common Stock.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Endeavour International Corporation

May 30, 2012	By:	Robert L. Thompson

Name: Robert L. Thompson
Title: Chief Accounting Officer

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Exhibit Index

Exhibit No.	Description

10	Reimbursement Agreement, dated May 23, 2012, among Endeavour International Corporation, Endeavour Energy UK Limited and Yellow Rock S.a.r.l.
10.2	Form of Warrant Agreement to Purchase Common Stock